Exhibit 99.1

Aeluma Announces Fourth Quarter and Full Fiscal Year 2026 Financial Results

Signed CHIPS Letter of Intent for up to $30 Million for AI and Advanced Computing

Executed New Strategic Agreement With Sumitomo Chemical Advanced Technologies to Expand Relationship and Increase Wafer Capacity

GOLETA, CA – September 16, 2026 – Aeluma, Inc. (NASDAQ: ALMU) (“Aeluma” or the “Company”), a semiconductor company specializing in high-performance, scalable technologies for AI, mobile and consumer, defense and aerospace, and quantum, today reported financial results for its fourth quarter and full fiscal year ended June 30, 2026.

Fiscal 2026 and Subsequent Highlights

●	CHIPS LOI: Signed a letter of intent (LOI) for up to $30 million with the Department of Commerce CHIPS R&D Office for development and commercialization of photonics for AI and Advanced Computing.

●	Strengthened Relationships with Key Partners: Announced partnerships with Tower Semiconductor and Sumitomo Chemical Advanced Technologies to position Aeluma for qualification and scaling.

●	Increased Manufacturing Capabilities: Procuring additional MOCVD tools for increased wafer production capacity for the Company’s non-indium-phosphide (non-InP) platforms.

●	Leadership and Team Expansion: Grew team from 14 to more than 30 people, attracting top talent from industry to execute our product development and go-to-market strategy. Added Vice President of Engineering, Senior Director of Program and Project Management, and other key hires across the organization.

●	Executed New Contracts: Executed six new contracts totaling $5.3 million in value, including awards from NASA, the U.S. Navy, and others. Programs accelerate development of Aeluma’s photodetector, laser, and quantum technologies.

●	Expanded Customer Engagements: Advanced customer discussions to multi-million-dollar non-recurring engineering (NRE) negotiations focused on photonics for AI datacom.

●	Bolstered Cash Position for Growth: Added $20.1 million bringing cash and cash equivalents to $56.0 million at June 30, 2026, to support equipment and capabilities investments, team growth, and other commercialization efforts.

Management Commentary

“The AI Datacom opportunity has grown significantly, with some market analysts projecting the Data Center IT Semiconductors and Components market will surpass $1.8 trillion in 2030,” said Jonathan Klamkin, Ph.D., Founder and CEO of Aeluma. “With photonic interconnects being an important part of data center investments, scalable high-speed photodetectors and quantum dot lasers have become the focus of the Company’s near-term product development.”

“After establishing a foundation for commercialization in fiscal 2026 that included more than doubling the size of our team, establishing strategic manufacturing partnerships, and bolstering cash, the Company is transitioning from early-stage R&D Government contracts to a focus on scale and commercialization. To this end, we announced a letter of intent (LOI) with the Department of Commerce CHIPS R&D Office for up to $30 million to accelerate development and commercialization for AI and advanced computing, we established relationships with manufacturing supply chain partners, and we advanced our customer engagements.”

“Fiscal 2027 will focus on technology and product development, and expanding our customer engagements. We are in discussions with several important prospective customers in the AI datacom industry, negotiating NRE agreements that could support our go-to-market strategy. We will continue to grow our team, we are adding MOCVD wafer production capacity, and we executed an important agreement to expand our relationship with supply chain partner Sumitomo Chemical Advanced Technologies. We believe it is timely to make these investments given the projected scale of our market opportunities, and our customers are aligned with our strategy. Finally, the CHIPS R&D funding, which is subject to definitive agreement negotiations, could accelerate our commercialization timeline,” concluded Dr. Klamkin.

Fiscal Q4 2026 Financial Results

●	Revenue was $0.6 million, compared to $1.3 million in the fourth quarter of 2025 and was primarily from R&D contracts.

●	Net loss was $4.0 million, or ($0.22) per basic and diluted share, compared to a net loss of $0.9 million, or ($0.05) per basic and diluted share, for the same period last year.

●	Adjusted EBITDA loss was $2.9 million, compared to a loss of $0.1 million in the same period last year.

●	Cash and cash equivalents totaled $56.0 million at June 30, 2026, compared to $37.8 million in the prior quarter.

●	Aeluma raised $20.1 million in net proceeds from the original issuance of 830,484 shares at an average price of $24.87 under its existing at-the-market offering program.

Full Year 2026 Financial Results

●	Full year revenue was $4.5 million, compared to $4.7 million in the prior year, and was primarily from government R&D contracts.

●	Net loss was $9.2 million, or ($0.52) per basic and diluted share, compared to a net loss of $3.0 million, or ($0.23) per basic and diluted share, for the prior year.

●	Adjusted EBITDA loss was $5.2 million, compared to a gain of $0.2 million in the prior year.

●	Net loss and adjusted negative EBITDA increased year-over-year, primarily reflecting investments in strategic new hires and manufacturing readiness.

Conference Call and Webcast

Aeluma will host a conference call at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time on September 16, 2026, to discuss the Company’s financial results and business outlook. Interested participants may access the conference call by dialing (877) 317-6789 (domestic) or (412) 317-6789 (international) and referencing “Aeluma.”

A live webcast of the call will be available on the “Investors” section of Aeluma’s website and can also be accessed by clicking here. A replay of the conference call will be available on Aeluma’s website shortly after the call concludes.

Annual Meeting of Stockholders

Aeluma today announced that its board of directors has established November 19, 2026 as the date of its next annual meeting of stockholders (the “Annual Meeting”). The exact time and virtual attendance details for the Annual Meeting will be specified in a definitive proxy statement, which will be filed with the Securities and Exchange Commission.

The date of the Annual Meeting is more than 30 days before the anniversary of Aeluma’s prior annual meeting of stockholders. Accordingly, stockholders who, in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), desire to present proposals (other than director nominations) for inclusion in Aeluma’s proxy materials relating to the Annual Meeting must follow the procedures provided in Rule 14a-8 and our bylaws. To be timely, such proposals must be delivered to or mailed and received by our corporate secretary on or before the close of business on September 26, 2026, which is a reasonable time before printing and mailing of our proxy materials for the meeting.

Stockholders who intend to propose an item of business for consideration at the Annual Meeting, but not have it included in Aeluma’s proxy statement, or intending to nominate a person for election as a director at the Annual Meeting, must provide timely written notice of such proposal or nomination. To be timely under our bylaws, such notice also must be delivered to or mailed and received by our corporate secretary no later than the close of business on September 26, 2026, and must contain the information specified in our bylaws.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the nominees selected by our board of directors also must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, no later than September 26, 2026.

Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures:

●	Non-GAAP net income (loss), which is defined as net income (loss) plus stock-based compensation expenses, amortization of discount on convertible notes, and changes in fair value of derivative liabilities; and

●	Adjusted EBITDA, defined as non-GAAP net income (loss) plus depreciation and amortization expenses, less interest income.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). We believe that the presentation of these non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to Aeluma’s financial condition and results of operations. We believe that these non-GAAP financial measures provide additional insight into Aeluma’s ongoing performance and core operational activities and provide these measures for more consistent and meaningful comparison between periods. These measures should only be used to evaluate Aeluma’s results of operations in conjunction with the corresponding GAAP measures.

A reconciliation of each non-GAAP financial measure to its most directly comparable financial measure calculated and presented in accordance with GAAP is provided in the financial statements portion of this press release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other securities laws. All statements in this press release that are not historical are forward-looking statements, including, among other things, potential applications and resulting benefits of Aeluma’s technology, timing of development and commercialization of Aeluma’s products, anticipated demand and markets for Aeluma’s products, whether Aeluma or the U.S. Department of Commerce will enter into definitive award documents on acceptable terms, or at all, whether Aeluma will receive or retain any portion of the proposed CHIPS funding, and the potential issuance of Company securities to the U.S. Department of Commerce. These statements are not historical facts but rather are based on Aeluma’s current expectations, estimates, and projections regarding its business, operations, and other similar or related factors. Words such as “anticipate,” “could,” “growing,” “intend,” “may,” “plan,” “poised,” “potential,” “will,” “would,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are neither promises nor guarantees, and you should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Aeluma’s control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including Aeluma’s history of losses and limited operating history, and its ability to achieve or sustain profitability; competitive, technological, and market risks affecting the adoption of Aeluma’s semiconductor and photonics products for AI, high-performance computing, and other target markets; general economic, geopolitical, and supply-chain conditions affecting the semiconductor industry; uncertainty as to whether Aeluma and the U.S. Department of Commerce will establish and execute definitive award documents for the proposed funding on acceptable terms, or at all; uncertainty as to whether, when, and in what amount Aeluma will receive or retain any portion of the proposed funding; the perceived and actual dilutive effects of the proposed issuance of common stock; impacts of an equity stake by the U.S. government in Aeluma, including any related reputational, regulatory, or governance considerations; Aeluma’s ability to satisfy applicable milestones associated with the funding; the risk that anticipated benefits of the proposed funding, including acceleration of commercialization and scaling of Aeluma’s non-InP photonics platform, may not be realized on the timeline anticipated or at all; changes in U.S. government policy, funding priorities, or budgetary constraints that could affect the availability or continuation of CHIPS programs; and other risks described in Aeluma’s filings with the U.S. Securities and Exchange Commission. Aeluma undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available, except as required by law.

About Aeluma, Inc.

Aeluma (Nasdaq: ALMU) is a transformative semiconductor company specializing in high-performance photonic and electronic technologies that scale. The company’s proprietary platform combines compound semiconductors with scalable manufacturing used for mass market microelectronics to enable volume production and large-scale integration. Applications for Aeluma’s technology include mobile, AI, defense and aerospace, robotics, automotive, AR/VR, and quantum. Headquartered in Goleta, California, Aeluma operates state-of-the-art R&D and manufacturing capabilities for semiconductor wafer production, quick-turn chip fabrication, rapid prototyping, test and validation. Aeluma also partners with production-scale fabrication foundries, packaging, and integration companies. For more information, visit www.aeluma.com.

Company:

Aeluma, Inc.

(805) 351-2707

info@aeluma.com

Investor Contact:

Financial Profiles, Inc.

Moira Conlon and Donni Case

(310) 622-8224

ir@aeluma.com

Aeluma, Inc. and Subsidiary

Condensed Consolidated Balance Sheets

($ in thousands)	June 30, 2026	June 30, 2025
Assets
Current assets:
Cash and cash equivalents	$56,006	$3,628
Certificate of deposit	-	12,112
Accounts receivable	340	962
Prepaids and other current assets	965	633
Total current assets	57,311	17,335
Property and equipment:
Equipment	2,338	1,692
Leasehold improvements	547	547
Accumulated depreciation	(1,469)	(1,021)
Property and equipment, net	1,416	1,218
Right of use asset - operating	1,916	836
Other assets	21	17
Total assets	$60,664	$19,406

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$341	$361
Accrued expenses and other current liabilities	1,369	206
Lease liability - operating, current portion	180	138
Total current liabilities	1,890	705
Lease liability - operating, long-term portion	1,842	803
Total liabilities	3,732	1,508
Commitments and contingencies	-	-
Stockholders’ equity:
Preferred stock	-	-
Common stock	2	2
Additional paid-in capital	82,735	34,542
Accumulated deficit	(25,805)	(16,646)
Total stockholders’ equity	56,932	17,898
Total liabilities and stockholders’ equity	$60,664	$19,406

Aeluma, Inc. and Subsidiary

Condensed Consolidated Statements of Operations

	Three Months Ended (unaudited)			Twelve Months Ended
($ in thousands, except per share data)	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Revenue	$582	$1,222	$1,317	$4,461	$4,665
Operating expenses:
Cost of revenue	433	836	779	2,889	1,884
Research and development	2,274	882	165	4,668	1,295
General and administrative	2,247	1,629	1,342	7,090	3,628
Total operating expenses	4,954	3,347	2,286	14,647	6,807
Loss from operations	(4,372)	(2,125)	(969)	(10,186)	(2,142)
Other income (expense):
Interest income	359	325	110	1,027	113
Amortization of discount on convertible notes	-	-	-	-	(715)
Changes in fair value of derivative liabilities	-	-	-	-	(278)
Total other income (expense), net	359	325	110	1,027	(880)
Loss before income tax expense	(4,013)	(1,800)	(859)	(9,159)	(3,022)
Income tax expense	-	-	-	-	-
Net loss	$(4,013)	$(1,800)	$(859)	$(9,159)	$(3,022)
Net loss per share – basic and diluted	$(0.22)	$(0.10)	$(0.05)	$(0.52)	$(0.23)
Weighted average common shares outstanding - basic and diluted	18,603,331	18,061,402	15,824,222	17,665,755	13,168,345
Book value per share	$3.06	$2.22	$1.13	$3.06	$1.13

Aeluma, Inc. and Subsidiary

Condensed Consolidated Statements of Cash Flows

	Twelve Months Ended June 30,
($ in thousands)	2026	2025
Operating activities:
Net loss	$(9,159)	$(3,022)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of deferred compensation	-	20
Stock-based compensation expense	4,519	1,893
Depreciation and amortization expense	451	415
Amortization of discount on convertible notes	-	715
Changes in fair value of derivative liabilities	-	278
Changes in operating assets and liabilities:
Accounts receivable	622	(902)
Prepaids and other current assets	(332)	(611)
Other assets	(7)	-
Accounts payable	(20)	44
Accrued expenses and other current liabilities	660	22
Net cash used in operating activities	(3,266)	(1,148)
Investing activities:
Purchase of equipment	(646)	(161)
Net cash used in investing activities	(646)	(161)
Financing activities:
Proceeds from stock option exercise	104	25
Proceeds from stock warrant exercise	708	-
Proceeds from convertible notes issuance	-	3,145
Proceeds from public offering, net of offering costs	43,478	12,588
Payment for taxes related to net share settlement of stock options and restricted stock units	(112)	-
Net cash provided by financing activities	44,178	15,758
Net change in cash and cash equivalents, and certificate of deposit	40,266	14,449
Cash and cash equivalents, and certificate of deposit, beginning of period	15,740	1,291
Cash and cash equivalents, and certificate of deposit, end of period	$56,006	$15,740

Supplemental non-cash disclosures:
Right of use asset - operating obtained in exchange for lease liability - operating	$1,014	$-
Conversion of convertible notes to stockholders’ equity	$-	$1,667
Conversion of derivative liabilities to stockholders’ equity	$-	$2,471

Aeluma, Inc. and Subsidiary

Reconciliation of GAAP and Non-GAAP Financial Measures (unaudited)

	Three Months Ended			Twelve Months Ended
($ in thousands, except per share data)	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
GAAP net loss	$(4,013)	$(1,800)	$(859)	$(9,159)	$(3,022)
Non-GAAP adjustments:
Stock-based compensation	1,308	1,099	744	4,519	1,893
Consulting and advisory	-	-	3	-	20
Amortization of discount on convertible notes	-	-	-	-	715
Changes in fair value of derivative liabilities	-	-	-	-	278
Total adjustments to GAAP net loss	1,308	1,099	747	4,519	2,906
Non-GAAP net loss	$(2,705)	$(701)	$(112)	$(4,640)	$(116)
Depreciation & amortization	126	115	109	451	415
Interest income	(359)	(325)	(110)	(1,027)	(113)
Adjusted EBITDA	$(2,938)	$(911)	$(113)	$(5,216)	$186

GAAP net loss per share – basic and diluted	$(0.22)	$(0.10)	$(0.05)	$(0.52)	$(0.23)
Non-GAAP adjustments	0.07	0.06	0.04	0.26	0.22
Non-GAAP net loss per share – basic and diluted	$(0.15)	$(0.04)	$(0.01)	$(0.26)	$(0.01)